Exhibit 5.1

[LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP]

September 12, 2017

Knight-Swift Transportation Holdings Inc.

20002 North 19th Avenue
Phoenix, Arizona 85027

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Knight-Swift Transportation Holdings Inc., a Delaware corporation (the “Corporation”), in connection with the Registration Statement on Form S-8 (together with any amendments thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which an aggregate of 3,102,808 shares of common stock, $0.01 par value (the “Shares”), may be awarded pursuant to the Knight Transportation, Inc. Amended and Restated 2003 Stock Option Plan (the “2003 Plan”), the Knight Transportation, Inc. 2012 Equity Compensation Plan (the “2012 Plan”) and the Knight Transportation, Inc. Amended and Restated 2015 Omnibus Incentive Plan (the “2015 Plan”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed or reproduction copies, of such agreements, instruments, documents and records of the Corporation, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Corporation and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in documents and certificates and oral or written statements and other information of or from representatives of the Corporation and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

Knight-Swift Transportation Holdings Inc.	Page 2 of 2

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares registered pursuant to the Registration Statement to be issued by the Corporation have been duly authorized and (when issued, delivered and paid for in accordance with the terms of the 2003 Plan, the 2012 Plan or the 2015 Plan, as applicable) will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the “DGCL”), and applicable provisions of the Constitution of the State of Delaware, in each case as currently in effect, and the reported judicial decisions interpreting the DGCL and the Constitution of the State of Delaware.

The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date of effectiveness of the Registration Statement, and we undertake no obligation to supplement this letter if any applicable laws change after that date or if we become aware of any facts that might change the opinion expressed herein or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP